EXHIBIT 1.1

                             AMERIFIRST FUND I, LLC

                                      UNITS

                             $100,000,000 (Maximum)

                              $2,500,000 (Minimum)

                             UNDERWRITING AGREEMENT

                                                  January ___, 2003

AmeriFirst Capital Corp.
814 North Highway A1A, Suite 300
Ponte Vedra Beach, FL 32082

Ladies and Gentlemen:

      AMERIFIRST FUND I, LLC, a Florida limited liability company (the "Fund"), is offering and selling to the public up to a maximum of 100,000 units of limited liability company beneficial interests ("Units") in the Fund at $1,000 per Unit, with an initial minimum investment of 100 Units at $100,000 (with discretion to accept initial investments of less than $100,000), in accordance with the Fund's Prospectus (defined below) and Operating Agreement dated as of September 25, 2002, attached as an Exhibit to the Prospectus. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Fund hereby enters into this Underwriting Agreement ("Agreement") with AmeriFirst Capital Corp. (the "Underwriter") as follows:

      1. Representations and Warranties of the Fund

      The Fund represents and warrants to the Underwriter and each dealer with whom the Underwriter has entered into or will enter into a selected dealer agreement (said dealers being hereinafter called the "Dealers") that:

      1.1 A registration statement (File No. 333-98651) on Form S-1 ("Registration Statement") of the Fund has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), covering the Units. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Underwriter. As used herein, the Term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legend required by Item 501 of Regulation S-K under the Act and Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement"

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and the "Prospectus", except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

      1.2 The Fund has been duly and validly organized and formed as a limited liability company under the Florida Limited Liability Company Act and is in good standing under the laws of Florida with full power and authority to own its properties and conduct its business as described in the Prospectus. The Fund is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure so to qualify will not have a material adverse effect on the business, properties or financial condition of the Fund.

      1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Underwriter or any of the Dealers and are based upon information furnished by the Underwriter or any Dealer in writing to the Fund specifically for inclusion therein.

      1.4 The Fund intends to use the funds received from the sale of the Units as set forth in the Prospectus under "Use of Proceeds."

      1.5 No consent, approval, authorization or other order of any governmental authority, is required in connection with the execution or delivery by the Fund of this Agreement, the issuance and sale by the Fund of the Units, or the conduct by the Fund of its business as described in the Prospectus, except such as may be required under the Securities Act or applicable state securities laws.

      1.6 There are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund or its manager, AmeriFirst Financial Services, Inc. ("Manager"), at law or equity or before or by any federal or state commission, regulatory body or administration agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund.

      1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under the Fund's Articles of Organization, Operating Agreement, or any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation,


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

writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, or the Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable federal and state securities laws.

      1.8 The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable federal and state securities laws. This Agreement has been duly and validly authorized, executed and delivered by the Fund and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Fund enforceable against the Fund in accordance with its terms. The Fund has full right and power and lawful authority to authorize, issue and sell the Units on the terms and conditions set forth herein.

      1.9 At the time of issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement and Prospectus.

      1.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Fund and Manager and the results of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified certain of such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

      1.11 Except as disclosed in the Prospectus, the Fund has filed all necessary Federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Fund might be asserted against the Fund.

      1.12 Neither the Fund nor, to the knowledge of the Fund, any of its employees or officers or directors, agents or any other person acting on behalf of the Fund has, directly or indirectly, contributed or agreed to contribute any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Fund (or assist it in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject the Fund to any material damage or penalty in any civil, criminal or governmental litigation proceeding.

      1.13 All contracts and other documents of the Fund described in the Registration statement or the Prospectus or to be filed as exhibits to the Registration Statement, have been described in the Registration Statement or the Prospectus or filed with the Commission, as required under the Rules and Regulations.


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

      2. Covenants of the Fund

      The Fund covenants and agrees with the Underwriter that:

      2.1 It will, at no expense to the Underwriter, furnish the Underwriter with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Underwriter may reasonably request. It will similarly furnish to the Underwriter and others designated by the Underwriter as many copies as the Underwriter may reasonably request in connection with the offering of the Units of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been approved for use by the Fund and all appropriate regulatory agencies).

      2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Fund to register or qualify the Units for offer and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate and will file and make in each year such filings as may be required. The Fund will furnish to the Underwriter a copy of such papers filed by the Fund in connection with any such registration or qualification.

      2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) file for review and use its best efforts to obtain approval by the NASD Corporate Financing Department of the offering under Rule 2810 of the NASD Conduct Rules and applicable Guidelines; (c) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Underwriter; (d) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (e) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

      2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Fund or the Underwriter, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Fund will promptly notify the Underwriter thereof (unless the information shall have been received from the Underwriter) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental prospectus for the Fund or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

      2.5 The Fund shall, at its own expense, use its best efforts to qualify or register the Units for sale (or obtain an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to the Underwriter as may be required for that purpose, and shall comply with such laws: provided, however, that the Fund shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in


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

any action other than one arising out of the offering or sale of the Units. The Fund shall bear all of the expense of such qualifications and registrations. After each closing date the Fund shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Units.

      3. Obligations and Compensation of Underwriter

      3.1 The Fund hereby appoints the Underwriter as its agent and principal distributor for the purpose of selling up to a maximum of $100,000,000 aggregate principal amount of Units itself or through Dealers, all of whom shall be members of the NASD. The Underwriter may also sell Units directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Underwriter hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Underwriter represents to the Fund that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

      The Underwriter agrees to be bound by the terms of the Escrow Agreement executed December __, 2002 ("Escrow Agreement") by and among SouthTrust Bank, as escrow agent ("Escrow Agent"), the Underwriter and the Fund, a signed copy of which the Underwriter acknowledges has been furnished to it by the Fund.

      3.2 Promptly after the effective date of the Registration Statement, the Underwriter and the Dealers shall commence the offering of the Units to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Underwriter and the Dealers will suspend or terminate offering of the Units upon request of the Fund at any time and will resume offering the Units upon subsequent request of the Fund.

      3.3 As provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Underwriter, the Fund agrees that it will pay the Underwriter a fee as more fully described in Attachment 3.3 of this Agreement. The Underwriter may engage other dealers registered with the NASD to sell Units. All sales commission will be paid by the Underwriter. The Fund will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Underwriter for payment of commissions. The Manager is responsible for all organizational and offering expenses without limitation, however, AmeriFirst, Inc. the parent holding company of the Underwriter may receive up to .5% of the gross proceeds to cover a portion of the actual accountable expenses. Without in any way limiting the foregoing, no commissions, Underwriter fee or expense reimbursement will be paid to the Underwriter or any Dealer in excess of the maximum permitted by NASD Rules of Conduct and applicable guidelines pertaining to sales compensation in offerings of this kind. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Underwriter under this Section 3.3 unless and until $2,500,000 of Units have been sold by the Underwriter and the Dealers (the "Minimum Offering"). Until the Minimum Offering is obtained, all investments will be held in an interest-bearing escrow account and, if the Minimum Offering is not obtained, all investments with


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

interest earned thereon will be returned to the investors in accordance with the terms and conditions of the Prospectus and Escrow Agreement.

      3.4 The Underwriter represents and warrants to the Fund, the Manager and each person and firm that signs the Registration Statement, that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Fund by the Underwriter in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      3.5 The Underwriter represents and warrants to the Fund that it will not represent or imply that the Escrow Agent, under the Escrow Agreement, has investigated the desirability or advisability of investment in the Units, or has approved, endorsed or passed upon the merits of the Units or the Fund, nor will it use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that it has agreed to serve as escrow agent.

      4. Indemnification

      4.1 The Fund will indemnify and hold harmless the Dealers and the Underwriter, their officers and directors and each person, if any, who controls such Dealer or Underwriter within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Underwriter, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any application or other document executed by the Fund or the Manager on their behalf specifically for the purposes of registering or qualifying any or all of the Units for sale under the securities laws of any state or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Underwriter, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Underwriter, its officers and directors, or such controlling persons in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or


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

omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of any Dealer or Underwriter specifically for use with reference to such Dealer or Underwriter in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Fund will not be liable in any such case if it is determined that such Dealer or Underwriter was at fault in connection with the loss, claim, damage, liability or action.

      4.2 The Underwriter will indemnify and hold harmless the Fund, the Manager and each person or firm which has signed the Registration Statement and each person, if any, who controls the Fund and the Manager within the meaning of
Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or Manager by or on behalf of the Underwriter specifically for use with reference to the Underwriter in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized oral representations concerning the Units by the Underwriter and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

      4.3 Each Dealer severally will indemnify and hold harmless the Fund, the Manager, the Underwriter, all directors thereof (including any persons named in the Registration Statements with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Fund, the Manager or the Underwriter within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which the Fund, the Manager, the Underwriter, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or
(b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-


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

effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, of in any amendment or supplement to the Prospectus or the omission therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the Underwriter by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer and will reimburse the Fund, the Manager, the Underwriter, any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

      4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under the
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so as to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying part similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5 below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim effected without the consent of such indemnifying party.

      4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable


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

to such law firm on account of legal services performed by another law firm.

      4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Fund, the Manager or the Underwriter, or any officer or director thereof, or by or on behalf of the Fund, the Manager or the Underwriter, (b) delivery of any Units and payment therefore, and (c) any termination of this Agreement. A successor of any Dealer or of any the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

      5. Conditions to Underwriter's Obligations

      The obligations of the Underwriter to purchase and pay for the Units are subject to the accuracy (as of the date thereof and as of each Closing Date) of and compliance with the representations and warranties of the Company contained herein, the performance by the Company of all of their respective obligations hereunder and the following further conditions:

      5.1 Effective Registration Statement; No Stop Order. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., Eastern Standard Time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge of the Fund, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

      6. Confirmation

      The Fund hereby agrees and assumes the duty to send an acknowledgment to each investor whose subscription for Units is accepted in whole or in part by the Fund.

      7. Suitability of Investors

      The Underwriter will offer Units and in its agreements with Dealers will require that the Dealers offer Units, only to persons who meet the financial qualifications set forth in the Prospectus (or to those it reasonably believes to meet suitability standards in states that deviate from those standards set forth in the Prospectus), and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Underwriter will, and in its agreements with Dealers the Underwriter will require that the Dealer comply with the provisions of Rule 2310 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III.B. and C. of the Statement of Policy Regarding Mortgage Programs of the North American Securities Administrators Association, Inc.


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

      8. Submission of Orders

      8.1 Those persons who purchase Units will be instructed by the Underwriter or the Dealer to make their checks payable to the Escrow Agent during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement. The Underwriter and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Underwriter or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 8. Transmittal of received investor funds will be made in accordance with the following procedures.

      8.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Underwriter by the end of the next business day following receipt by the Dealer for deposit to the Escrow Agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement.

      8.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Underwriter for deposit to the Escrow Agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement.

      8.4 Where the Underwriter is involved in the distribution process, checks will be transmitted by the Underwriter for deposit to the Escrow Agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement, as soon as practicable, but in any event by the end of the second business day following receipt by the Underwriter. Checks of rejected subscribers will be promptly returned to such subscribers.

      9. Survival of Provisions

      The respective agreements, representations and warranties of the Fund and the Underwriter set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or any Dealer or any person controlling the Underwriter or any Dealer or by or on behalf of the Fund, its partners or any person controlling the Fund, and (c) the acceptance of any payment for the Units.

      10. Applicable Law

      This Agreement was executed and delivered in, and its validity, interpretation and


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construction shall be governed by the laws of, the State of Florida.

      11. Counterparts

      This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

      12. Successors and Amendment

      12.1 This Agreement shall inure to the benefit of, and be binding upon, the Fund, the Manager, the Underwriter, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

      12.2 This Agreement may be amended by the written agreement of the Fund and the Underwriter.

      13. Term

      Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                           Very truly yours,

                                           AMERIFIRST FUND I, LLC

                                           By: AMERIFIRST FINANCIAL
                                           SERVICES, INC., its sole manager


                                           --------------------------------
                                           John Tooke, President

Accepted and agreed as of
the date first above written.
AMERIFIRST CAPITAL CORP.

By: ________________________

      ------------, --------


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

                                 ATTACHMENT 3.3

                          TO THE UNDERWRITING AGREEMENT

            Compensation for the services rendered by the Underwriter

Up to a maximum of ten percent (10%) of the gross proceeds of the sale of the Units. The Underwriter may negotiate fees to be paid to dealers on Units sold by them. In addition, AmeriFirst, Inc. the parent of the underwriter, shall be paid up to one-half percent (.5%) for reimbursement of actual accountable expenses.


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